Registration No. 333-115179

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________

BAROLA OIL & GAS CO. INC.
(Name of small business issuer in its charter)

Nevada	1311	91-2146131
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Code Number)	(I.R.S. Employer Identification No.)

852 West Hastings Street
Vancouver, British Columbia, Canada, V6C 1C8
(604) 275-2534
(Address and telephone number of principal executive offices)

Cane Clark LLP
3273 E. Warm Springs Rd.
Las Vegas, Nevada, 89120
(702) 312-6255
(Name, address and telephone number of agent for service)

Copies to:
Kyleen E. Cane
Cane Clark LLP
3273 E. Warm Springs Rd.
Las Vegas, Nevada, 89120
(702) 312-6255

Registration No. 333-115179

Termination of Offering and Removal
Of Securities from Registration

Pursuant to an undertaking made in Item 28 of the registration statement as filed with the Commission on May 5, 2004 (Registration No. 333-115179), as amended, the Registrant hereby removes from registration all of the securities which are primary securities with an aggregate offering price of $450,000. The Registrant has terminated the offering and did not make any sales of securities in the primary offering with an aggregate offering price of $450,000. The removal of securities from registration in the termination of the primary offering with an aggregate offering price of $450,000 shall not affect the Registrant’s concurrent ongoing secondary offering equal to 7,925,000 shares of common stock held by stockholders identified therein.

Registration No. 333-115179

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on June 27, 2005.

BAROLA OIL & GAS CO. INC.

By:

/s/         Henry Starek
Name:  Henry Starek
Title:    President, Secretary, Treasurer, Chief Executive Officer,
             Principal Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 27, 2005.

SIGNATURE                                                   TITLE                                                                  DATE

/s/         Henry Starek                                                                                                                   June 27, 2005
Name:   Henry Starek                                    President, Secretary, Treasurer,
                                                                         Chief Executive Officer, Principal
                                                                         Financial Officer, Principal Accounting
                                                                         Officer, and Director

/s/         Duane Kilburn                                                                                                                  June 27, 2005
Name:   Duane Kilburn                                 Director